Exhibit 1.4

(TRANSLATION)

REGULATIONS OF

THE BOARD OF CORPORATE AUDITORS

OF

PANASONIC CORPORATION

Article 1.	(Purpose)

Pursuant to laws, ordinances and the Articles of Incorporation, matters concerning the Board of Corporate Auditors of the Company shall be governed by these Regulations.

Article 2.	(Organization)

1. The Board of Corporate Auditors shall consist of all of the Corporate Auditors.

2. The Board of Corporate Auditors shall have Full-time Corporate Auditors.

3. The Board of Corporate Auditors shall have a chairman of the Board of Corporate Auditors.

Article 3.	(Purpose of Board of Corporate Auditors)

The Board of Corporate Auditors shall receive reports, deliberate or take resolutions on important matters pertaining to auditing; provided, however, that it shall not prevent each Corporate Auditor from exercising his/her power.

Article 4.	(Duties of the Board of Corporate Auditors)

The Board of Corporate Auditors shall perform the following duties; provided, however, that the decision in item (3) may not prevent each Corporate Auditor from exercising his/her power:

(1)	Preparing audit reports;

(2)	Appointing and removing Full-time Corporate Auditors; and

(3)	Deciding audit policy, methods for investigating the status of the operations and financial status and other matters regarding the execution of the duties of Corporate Auditors.

Article 5.	(Appointment and Removal of Full-time Corporate Auditors)

The Board of Corporate Auditors shall, by its resolution, appoint or remove a Full-time Corporate Auditor from among the Corporate Auditors.

Article 6.	(Chairman and Convenor of the Board of Corporate Auditors)

1. The Board of Corporate Auditors shall decide the chairman of the Board of Corporate Auditors by election from among the Corporate Auditors.

2. The chairman shall convene and conduct meetings of the Board of Corporate Auditors.

3. The chairman of the Board of Corporate Auditors shall fulfill the duties entrusted by the Board of Corporate Auditors in addition to the duties of the preceding paragraph; provided, however, that it may not prevent each Corporate Auditor from exercising his/her power.

4. Each Corporate Auditor may request the chairman to convene meetings of the Board of Corporate Auditors.

5. Notwithstanding the request of the preceding paragraph, in case the chairman fails to convene meetings of the Board of Corporate Auditors, the Corporate Auditor who made such request may convene and conduct the same by his/her own.

Article 7.	(Holding of Meetings)

Meetings of the Board of Corporate Auditors shall be held, as a general rule, once a month; provided, however, that meetings may be held from time to time whenever necessary.

Article 8.	(Convocation Procedure)

1. Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor three (3) days prior to the date set for the meeting; provided, however, that in case of emergency this period may be shortened.

2. With the consent of all Corporate Auditors, a meeting of the Board of Corporate Auditors may be held without the convocation procedure.

Article 9.	(Method of Adopting Resolutions)

Resolutions of the Board of Corporate Auditors shall be adopted by a majority vote of Corporate Auditors.

Article 10.	(Making Decisions on Auditing Policies, etc.)

1. The policy, plan and method of auditing and the assignment of auditing work, etc. shall be determined by resolutions of the Board of Corporate Auditors.

2. In addition to the preceding paragraph, the Board of Corporate Auditors shall resolve matters which any Corporate Auditor deems necessary in order to fulfill his/her duty, including budget for auditing expenses.

Article 11.	(Regular Meetings with Representative Directors)

1. The Board of Corporate Auditors shall have meetings with Representative Directors regularly in order to make effort to develop mutual understanding with Representative Directors through various measures including exchange of views on matters which the Company shall deal with, status of improvement of the conditions for auditing by the Corporate Auditors and important issues concerning auditing, as well as making certain requests deemed necessary.

2. The Corporate Auditors shall explain from time to time the policy and plan of auditing and the status of implementation of auditing and results thereof to Representative Directors and the Board of Directors.

3. The Board of Directors shall determine the matters which shall be reported by Directors, Executive Officers and employees to the Board of Corporate Auditors through consultation with Directors and Executive Officers in addition to matters which shall be reported pursuant to laws, and shall receive such reports.

Article 12.	(Report to the Board of Corporate Auditors)

1. Each Corporate Auditor shall report the status of execution of his/her duty to the Board of Corporate Auditors from time to time, and at any time upon request by the Board of Corporate Auditors.

2. Any Corporate Auditor who has received a report from an Accounting Auditor, a Director or an Executive Officer, an employee in the internal auditing section, etc. or any other person shall make the report thereof to the Board of Corporate Auditors.

3. The Board of Corporate Auditors may require an Accounting Auditor, a Director, an Executive Officer, an employee in the internal auditing section or other sections or any other person to report to the Board of Corporate Auditors whenever necessary.

4. Concerning the preceding three (3) paragraphs, when a Corporate Auditor, an Accounting Auditor, a Director or an Executive Officer, or employees and others in the internal auditing department notify all Corporate Auditors of the matters which shall be reported to the Board of Corporate Auditors, it is not required to report such matters to the Board of Corporate Auditors.

Article 13.	(Measures to be Taken in the Event of Hearing Reports)

1. In case the Board of Corporate Auditors receives the following reports, it shall conduct necessary investigations and take appropriate measures as required:

(1)	Reports from a Director or an Executive Officer concerning a detecting of a fact likely to cause substantial detriment to the Company;

(2)	Reports from an Accounting Auditor concerning a detecting of misconduct or material facts in violation of laws or ordinances or the Articles of Incorporation in connection with the execution of the duties of Directors; and

(3)	Reports from Directors, Executive Officers or employees concerning the matters predetermined through consultation with Directors and Executive Officers.

Article 14.	(Preparation of Audit Report)

1. The Corporate Auditors shall receive business reports and their supplementary schedules thereof and accounting related documents from the Directors and the auditors’ report from the Accounting Auditor.

2. The Board of Corporate Auditors shall prepare an audit report of the Board of Corporate Auditors, upon deliberation, based on the audit report prepared by each Corporate Auditor.

3. If the contents of an audit report by the Board of Corporate Auditors differ from those of an audit report by each Corporate Auditor, and when such Corporate Auditor requests, the Board of Corporate Auditors shall affix the contents of the audit report by such Corporate Auditor to the audit report by the Board of Corporate Auditors.

4. Each Corporate Auditor shall either sign or affix his/her name and seal (including electronic signature) to the audit report of the Board of Corporate Auditors. Full-time Corporate Auditors and outside Auditors shall state in writing or in digital format that they are Full-time Corporate Auditors and outside Auditors.

5. Provisions of the preceding three (3) paragraphs shall apply mutatis mutandis to the case where the Company prepares temporary accounting documents or consolidated accounting documents.

Article 15.	(Consent, etc. Relating to the Appointment of a Corporate Auditor)

The following matters pertaining to the appointment of a Corporate Auditor shall be determined by resolutions of the Board of Corporate Auditors:

(1)	Consent to submitting a proposal for the appointment of a Corporate Auditor to a general meeting of shareholders;

(2)	Request for including the appointment of a Corporate Auditor in the purpose of a general meeting of shareholders; and

(3)	Request for submitting a proposal for the appointment of a Corporate Auditor to a general meeting of shareholders.

Article 16.	(Consent, etc. Relating to the Appointment of an Accounting Auditor)

1. The Board of Corporate Auditors shall review the adequacy of the reappointment of an Accounting Auditor.

2. The following matters pertaining to the appointment, dismissal or non-reappointment of an Accounting Auditor shall be determined by resolutions of the Board of Corporate Auditors:

(1)	Consent to submitting a proposal for the appointment of an Accounting Auditor to a general meeting of shareholders;

(2)	Consent to including the dismissal or non-reappointment of an Accounting Auditor in the purpose of a general meeting of shareholders;

(3)	Request for submitting a proposal for the appointment of an Accounting Auditor to a general meeting of shareholders;

(4)	Request for including the appointment, dismissal or non-reappointment of an Accounting Auditor in the purpose of a general meeting of shareholders; and

(5)	Appointment of those who shall temporarily perform duties of an Accounting Auditor when a vacancy occurs.

3. The consent of all Corporate Auditors to the dismissal of an Accounting Auditor based upon a reason for dismissal provided by statute shall be obtained by the consultation at the Board of Corporate Auditors. In such case, the Corporate Auditor designated by the Board of Corporate Auditors shall report such dismissal and the reasons therefor at the first general meeting of shareholders held after such dismissal.

4. In case of emergency, the consent of the preceding paragraph may be adopted in writing or in electromagnetic record without consultation at the Board of Corporate Auditors.

Article 17.	(Consent to the Remuneration, etc. of an Accounting Auditor)

Consent to the remuneration, bonuses and other financial benefits received from the Company as a consideration for the execution of the duties (hereinafter referred to as the “Remuneration, etc.”) to an Accounting Auditor or a person who is to temporarily perform the duties of an Accounting Auditor shall be determined by a resolution of the Board of Corporate Auditors.

Article 18.	(Consent Relating to the Partial Exemption of Directors from Liabilities, etc.)

1. The following consent of all Corporate Auditors shall be obtained by the consultation at the Board of Corporate Auditors:

(1)	Consent to submitting a proposal for the partial exemption of Directors from liabilities to the Company to a general meeting of shareholders;

(2)	Consent to submitting a proposal for the amendment to the Articles of Incorporation in order to enable the Company to partially exempt Directors from liabilities to the Company by a resolution of the Board of Directors to a general meeting of shareholders;

(3)	Consent to submitting a proposal for the partial exemption of Directors from liabilities to the Company to a meeting of the Board of Directors pursuant to the provisions of the Articles of Incorporation;

(4)	Consent to submitting a proposal for the amendment to the Articles of Incorporation in order to enable the Company to enter into Contracts for Limitation of Liability with any outside Director (shagai torishimariyaku) to a general meeting of shareholders; and

(5)	Consent to the participation in a shareholders’ representative litigation in order for the Company to support a Director.

2. In case of emergency, the consent of the preceding paragraph may be adopted in writing or in electromagnetic record without consultation at the Board of Corporate Auditors.

Article 19.	(Consultation Concerning the Execution of Powers of Corporate Auditors)

In case the Corporate Auditors exercise their powers or duties concerning the following matters, they may consult such matters at the Board of Corporate Auditors in advance:

(1)	Explanation to the questions directed to the Corporate Auditors which were notified by shareholders prior to a general meeting of shareholders;

(2)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors;

(3)	Result of investigation concerning agendas and documents and other items to be submitted to a general meeting of shareholders;

(4)	Request for injunctive relief against an act outside the scope of the Company’s purpose or other acts in violation of laws or ordinances or the Articles of Incorporation by Directors;

(5)	Rendering of opinions pertaining to the appointment, dismissal, resignation or the Remuneration, etc. of Corporate Auditors at a general meeting of shareholders;

(6)	Matters pertaining to lawsuits between the Company and Directors; and

(7)	Other matters pertaining to the institution of lawsuits, etc.

Article 20.	(Consultation Concerning the Remuneration, etc.)

Consultation concerning the Remuneration, etc. may be, upon the consent of all Corporate Auditors, conducted at the Board of Corporate Auditors.

Article 21.	(Minutes)

1. The Board of Corporate Auditors shall prepare the minutes with the substance thereof shall be the following matters, and Corporate Auditors present shall sign or affix the names and seals to the minutes.

(1)	Date, time and place of the meeting of the Board of Corporate Auditors (including the method of attending such meeting in case Corporate Auditors, Directors, Executive Officers or Accounting Auditors not present at such place attended the meeting of the Board of Corporate Auditors);

(2)	The Substance of the proceedings at the meeting of the Board of Corporate Auditors and the results thereof;

(3)	If any Corporate Auditor expresses their opinion or makes a statement at the meeting of the Board of Corporate Auditors pertaining to the following matters, the substance or summary of such opinion or statement;

(i)	Reports from a Director or an Executive Officer concerning a detecting of a fact likely to cause substantial detriment to the Company; and

(ii)	Reports from an Accounting Auditor concerning a detecting of misconduct or material facts in violation of laws or ordinances or the Articles of Incorporation in connection with the execution of the duties of Directors.

(4)	Names of Directors, Executive Officers or Accounting Auditors attending the meeting of the Board of Corporate Auditors; and

(5)	Name of Chairman of the meeting of the Board of Corporate Auditors.

2. In case it is not required to report to the Board of Corporate Auditors pursuant to Article 12 Paragraph 4, the Corporate Auditors shall prepare the minutes with the substance of the matters listed in each following item;

(1)	Substance of matters which are not required to be reported to the Board of Corporate Auditors;

(2)	Date on which it became no longer required to report to the Board of Corporate Auditors; and

(3)	Name of Corporate Auditors who executed their duties pertaining to preparation of the minutes.

3. The Company shall keep the minutes mentioned in the preceding two (2) paragraphs for ten (10) years at the head office.

Article 22.	(Administrative Office of the Board of Corporate Auditors)

Employees who shall assist in the duties of the Corporate Auditors such as staff of Corporate Auditors shall be in charge of procedures for convocation of meetings of the Board of Corporate Auditors, preparation of the minutes and any other affairs relating to the operation of the Board of Corporate Auditors.

Article 23.	(Auditing Standard of Corporate Auditors)

Matters relating to the Board of Corporate Auditors and auditing by Corporate Auditors shall be subject to the Auditing Standard of Corporate Auditors established by the Board of Corporate Auditors in addition to as provided for in laws or ordinances, or the Articles of Incorporation or these Regulations.

Article 24.	(Amendment to or Abolition of These Regulations)

Any amendment to or abolition of the provisions of these Regulations shall require a resolution of the Board of Corporate Auditors.

SUPPLEMENTARY PROVISION

These Regulations shall take effect on November 13, 2006.

(Schedule 1)

POWERS OF THE BOARD OF CORPORATE AUDITORS

(1)	To dismiss an Accounting Auditor (Article 340, Paragraphs 1 and 4 of the Company Law);

(2)	To designate a Corporate Auditor who shall report the dismissal of an Accounting Auditor at a general meeting of shareholders (Article 340, Paragraphs 3 and 4 of the Company Law);

(3)	To consent to an proposal for the appointment of a Corporate Auditor (Article 343, Paragraphs 1 and 3 of the Company Law);

(4)	To request for including the appointment of a Corporate Auditor in the purpose or request to submit a proposal for the appointment of a Corporate Auditor (Article 343, Paragraphs 2 and 3 of the Company Law);

(5)	To consent to a proposal for the appointment of an Accounting Auditor (Article 344, Paragraph 1, Item 1 and Article 344, Paragraph 3 of the Company Law);

(6)	To consent to include the dismissal of an Accounting Auditor in the purpose (Article 344, Paragraph 1, Item 2 and Article 344, Paragraph 3 of the Company Law);

(7)	To consent to include the non-reappointment of an Accounting Auditor in the purpose (Article 344, Paragraph 1, Item 3 and Article 344, Paragraph 3 of the Company Law);

(8)	To request to submit a proposal for the appointment of an Accounting Auditor (Article 344, Paragraph 2, Item 1 and Article 344, Paragraph 3 of the Company Law);

(9)	To request to include the appointment or dismissal of an Accounting Auditor in the purpose (Article 344, Paragraph 2, Item 2 and Article 344, Paragraph 3 of the Company Law);

(10)	To request to include the non-reappointment of an Accounting Auditor in the purpose (Article 344, Paragraph 2, Item 3 and Article 344, Paragraph 3 of the Company Law);

(11)	To appoint a person who is to temporarily perform the duties of an Accounting Auditor (Article 346, Paragraphs 4 and 6 of the Company Law);

(12)	To receive reports from Directors (Article 357 of the Company Law);

(13)	To decide audit policy, methods for investigating the status of the operations and financial status of the Company and other matters regarding the execution of the duties of Corporate Auditors; provided, however, that such decision may not prevent each Corporate Auditor from exercising his/her power (Article 390, Paragraph 2, Item 3 of the Company Law). The Board of Corporate Auditors shall consist of all of the Corporate Auditors (Article 390, Paragraph 1 of the Company Law). Resolutions of the Board of Corporate Auditors shall be adopted by a majority vote of all Corporate Auditors (Article 393, Paragraph 1 of the Company Law);

(14)	To prepare audit reports (Article 390, Paragraph 2, Item 1 of the Company Law);

(15)	To appoint and remove Full-time Auditors (Article 390, Paragraph 2, Item 2 and Article 390, Paragraph 3 of the Company Law);

(16)	To receive reports on the status of execution of duties from Corporate Auditors (Article 390, Paragraph 4 of the Company Law);

(17)	To receive reports from an Accounting Auditor (Article 397, Paragraphs 1 and 3 of the Company Law);

(18)	To consent to the Remuneration, etc. of an Accounting Auditor (Article 399, Paragraphs 1 and 2 of the Company Law).

(Schedule 2)

POWERS AND DUTIES OF EACH CORPORATE AUDITOR

(1)	General auditing powers:

	Power to audit the execution by the Directors of their duties (Article 381, Paragraph 1 of the Company Law);

‚	Power to audit accounting documents, etc. (Article 436, Paragraphs 1 and 2 of the Company Law);

ƒ	Power to audit temporary accounting documents (Article 441 of the Company Law);

„	Power to audit consolidated accounting documents (Article 444 of the Company Law).

(2)	Investigatory powers:

	Power to require a business report and power to investigate status of business affairs and properties of the Company (Article 381, Paragraph 2 of the Company Law);

‚	Power to require a business report to subsidiaries and power to investigate status of their business affairs and properties (Article 381, Paragraph 3 of the Company Law);

ƒ	Power to require the Accounting Auditor to make a report (Article 397, Paragraph 2 of the Company Law).

(3)	Rights and duties in connection with general meetings of shareholders and meetings of the Board of Directors, etc.:

	Duty to explain to a general meeting of shareholders (Article 314 of the Company Law);

‚	To consent to an agendum concerning the partial exemption of Directors from liabilities to the Company (Article 425, Paragraph 3, Article 426, Paragraph 2 and Article 427, Paragraph 3 of the Company Law);

ƒ	To consent to the participation in litigation in order for the Company to support a Director (Article 849, Paragraph 2 of the Company Law);

„	Duty to report to the Board of Directors (Article 382 of the Company Law);

…	Duty to attend a meeting of the Board of Directors and express opinions thereat (Article 383, Paragraph 1 of the Company Law);

†	Right to require the convocation of a meeting of the Board of Directors and right to convene the same (Article 383, Paragraphs 2 and 3 of the Company Law);

‡	Duties to examine and make a report on proposals and documents to be submitted to a general meeting of shareholders (Article 384 of the Company Law).

(4)	Rights concerning status of Corporate Auditors:

	Right to express opinions with respect to appointment or dismissal of a Corporate Auditor (Article 345, Paragraphs 1 and 4 of the Company Law);

‚	Right to express opinions with respect to the resignation of a Corporate Auditor (Article 345, Paragraphs 2 and 4 of the Company Law);

ƒ	Right to deliberate among Corporate Auditors as to the amount of remuneration of each Corporate Auditor (Article 387, Paragraph 2 of the Company Law);

„	Right to express opinions with respect to remuneration, etc. (Article 387, Paragraph 3 of the Company Law);

…	Right to require payment of auditing expenses (Article 388 of the Company Law).

(5)	Rights concerning measures for supervision and correction:

	Right to request for injunctive relief against illegal acts of Directors (Article 385, Paragraph 1 of the Company Law);

‚	Right to institute any legal actions or apply for any legal proceedings (Article 510, Article 511, Paragraph 1, Article 522, Paragraph 1 and Articles 828 and 831 of the Company Law);

ƒ	Duty to notify of the reason for not filing an action (Article 847, Paragraph 4 of the Company Law).

(6)	Others:

	Right to investigate procedures for incorporation (Article 46, Paragraph 1 of the Company Law);

‚	Right to represent the Company in any action between the Company and a Director (Article 386 of the Company Law).